Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-161402 on Form S-8 of our report dated March 4, 2010, relating to the consolidated financial statements and financial statement schedule of Starwood Property Trust, Inc. and subsidiaries appearing in this Annual Report on Form 10-K of Starwood Property Trust, Inc. for the year ended December 31, 2009.

/s/ DELOITTE & TOUCHE LLP

Parsippany, New Jersey

March 4, 2010